Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-97819, No. 333-113026) and Form S-8 (No. 333-63760, No. 333-75162, No. 333-103969) of Odyssey Re Holdings Corp. of our report dated March 4, 2005 relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Form 10-K.

     We also consent to the reference to us under the heading “Selected Financial Data” in this Form 10-K.

New York, New York
March 4, 2005